STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "Agreement") dated as of August 10, 1998, is made between Energy Income Fund, L.P., a Delaware limited partnership ("EIF") and Foreland Corporation, a Nevada Corporation ("Foreland").

                                   RECITALS

          WHEREAS, EIF wishes to subscribe for certain convertible preferred stock of Foreland in exchange for Two Million Dollars ($2,000,000) and Foreland is willing to issue and sell to EIF such preferred stock on the terms described herein;

          NOW THEREFORE, in consideration of the premises, and other good and valuable consideration the adequacy of which is expressly acknowledged, the parties hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

          I.1 Defined Terms. The following terms shall have the meanings set forth herein:

          "Affiliate", anAffiliate, anAffiliate, anAffiliate, an{tc \l 2 "Affiliate, an"} "affiliate of", or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Business Day" shall mean any day other than a (i) Saturday, (ii) Sunday, or (iii) any day on which commercial banking institutions in New York, New York are authorized or obligated to close, provided that if four (4) consecutive days are not Business Days, the next day shall be deemed a Business Day whether or not banks located in New York are authorized or obligated to close.

          "Closing Date" shall mean the date when Closing actually occurs.

          "Common Stock" shall mean the common stock, par value $.001 per share, of Foreland.

          "Eagle Springs" shall mean Eagle Springs Production Limited-Liability Company, a Nevada limited liability company.

          "Financing Agreement" shall mean that certain Financing Agreement dated January 6, 1998 by and between EIF, Foreland, Eagle Springs, Foreland Refining, Foreland Asphalt, Foreland Asset and Transportation as amended from time to time.

          "Foreland Asphalt" shall mean Foreland Asphalt Corporation, a Utah corporation.

          "Foreland Asset" shall mean Foreland Asset Corporation, a Nevada corporation.

          "Foreland Refining" shall mean Foreland Refining Corporation, a Texas corporation.

          "Lien" shall mean any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan Documents" shall have the meaning given to it in the Financing Agreement.

          "Losses" shall mean losses, damages, claims, demands, suits, costs, expenses, liabilities and sanctions of every kind and character, including without limitation reasonable attorneys' fees, court costs and costs of investigation.

          "Person" shall mean any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, union, association, court, agency, agreement, tribunal, instrumentality, commission, arbitrator, board, bureau, or other entity or authority.

          "Properties" shall mean those certain oil and gas properties pledged by Foreland, Eagle Springs, Foreland Refining, Foreland Asphalt, Foreland Asset and Transportation to EIF pursuant the Financing Agreement and the Loan Documents.

          "Qualified Offering" means an offering of the Common Stock in which the aggregate net proceeds to Foreland shall be at least Four Million Dollars ($4,000,000).

          "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, of even date herewith, by and between EIF and Foreland.

          "Shareholder" shall mean any holder of Shares.
          "Shares" shall mean any and all issued and outstanding shares of capital stock of Foreland, including, without limitation, the Common Stock and the Preferred Stock.

          "Transportation" shall mean Petrosource Transportation, a Utah Corporation.

          In addition, the following terms are defined elsewhere in the
Agreement:

          "Closing"                Section 2.1
          "Effective Time"         Section 2.3
          "EIF"                    Introductory paragraph
          "Final Payment Date"     Section 3.1(b)
          "Indemnified Party"      Section 6.3
          "Indemnifying Party"     Section 6.3
          "Indemnity Obligation"   Section 6.3
          "Liability"              Section 4.1(h)
          "Preferred Stock"        Section 2.1
          "Purchase Price"         Section 2.2

          I.2 Accounting Terms. Accounting terms used herein and not otherwise defined herein shall be construed in accordance with generally accepted accounting definitions and principles consistently applied.

          I.3 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.


                                  ARTICLE II
                              PURCHASE AND SALE

          II.1 Description of the Preferred Stock. The preferred stock shall consist of 2,000 shares of convertible preferred stock of Foreland, bearing the rights and characteristics set forth in Annex A hereto (the "Preferred Stock"), representing one hundred percent (100%) of the total issued and outstanding Preferred Stock of Foreland on a fully diluted basis.

          II.2 Subscription and Sale. Pursuant to the terms and subject to the conditions hereof, on the Closing Date, but effective as of the Effective Time, Foreland shall offer for subscription and issue to EIF the Preferred Stock for the Purchase Price (defined below) and EIF shall subscribe and pay for such Preferred Stock in accordance with Section 2.4.

          II.3    Effective Time.  The subscription of the Preferred Stock shall
be effective as of August [    ], 1998, at 7 a.m. EST(the "Effective Time");
provided however, that this Agreement shall be of no force and effect until receipt by EIF and execution of this Agreement by EIF in Massachusetts.

          II.4 Purchase Price. The Purchase Price for the Preferred Stock shall be Two Million Dollars ($2,000,000).

          II.5    Payment of Purchase Price.  The amount set forth in Section
2.4 shall be paid by EIF by wire transfer or other delivery of immediately available funds at the Closing to the credit of such account as Foreland shall designate.


                                 ARTICLE III
                                 THE CLOSING

           III.1 Date of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall be held on or before August 11, 1998, or such other date as is mutually satisfactory to the parties hereto.

          III.2 Place of Closing. The Closing shall be held at such place as the parties hereto may agree in writing.

          III.3 Conditions to Foreland's Closing. The obligations of Foreland hereunder are subject to the following conditions, each of which must be satisfied or waived by Foreland prior to Closing:

          (a) Delivery of Purchase Price. At the Closing, Foreland shall have received the Purchase Price as set forth in Article II.

          (b) Other Deliveries. EIF shall have delivered such documents, certificates and/or instructions as may be reasonably necessary or advisable to carry out EIF's obligations under, and to fulfill the purpose of, this Agreement.

          (c) Representations and Warranties True. Foreland shall be satisfied that all representations and warranties of EIF contained in this Agreement are true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and that EIF shall have performed and satisfied all material agreements in all material respects as required by this Agreement to be performed and satisfied by EIF at or prior to the Closing.

          III.4 Conditions to EIF's Closing. The obligations of EIF hereunder are subject to the following conditions, each of which must be satisfied or waived by EIF prior to closing:

          (a) Resolutions. Prior to or at Closing, EIF shall have received resolutions of the Board of Directors and/or Shareholders of Foreland, as required by law and Foreland's By-laws, authorizing and approving the transactions contemplated by this Agreement, certified by the respective Secretary or Assistant Secretary of Foreland, together with certified copies of Foreland's Articles of Incorporation and By-laws and a good-standing certificate with respect to Foreland from the State of Nevada.

          (b) Stock Certificates. At the closing, Foreland shall deliver to EIF a certificate representing the Preferred Stock, with all necessary transfer taxes paid or other revenue stamps affixed thereto.

          (c) Opinion of Counsel. Prior to or at Closing, EIF shall have received an opinion of Kruse, Landa & Maycock, L.L.C. in form and substance reasonably acceptable to EIF.

          (d) Registration Rights Agreement. Prior to or at Closing, Foreland shall deliver the Registration Rights Agreement to EIF, executed by Foreland.

          (e) Other Deliveries. Foreland shall have delivered such additional instruments, as may be reasonably necessary or advisable to carry out EIF's obligations under, and to fulfill the purpose of, this Agreement and any other document, certificate or other instructions delivered pursuant hereto.

          (f) Representations and Warranties True. EIF shall be satisfied that all representations and warranties of Foreland contained in this Agreement shall be true in all material respects as at and as of the Closing as if such representations and warranties were made at and as of the Closing, and that Foreland have performed and satisfied all material agreements in all material respects as required by this Agreement to be performed and satisfied by Foreland at or prior to the Closing.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

          IV.1 Representations and Warranties of Foreland. Foreland represents and warrants as of the date hereof and as of the Closing Date as follows:

          (a) Organization. Foreland is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to carry on its business as now being conducted.

          (b) Capital Stock. On the date hereof, the authorized capital of Foreland consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 8,548,921 shares are issued and outstanding as of the date hereof, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which:

                    (A) 2,000,000 preferred shares are designated as 1991 Series Convertible Preferred Stock with 40 of such preferred shares issued and outstanding (convertible into 13,333 shares of Common Stock);

                    (B) 1,650,000 preferred shares are designated as 1994 Series Convertible Redeemable Preferred Stock with 153,140 of such preferred shares issued and outstanding (convertible into 51,047 shares of Common Stock);

                    (C) 1,000,000 preferred shares are designated as 1995 Series Convertible Preferred Stock with 361,103 of such preferred shares issued and outstanding (convertible into 120,368 shares of Common Stock);
                    (D) 50,000 preferred shares are designated as Series A Preferred Stock with none of such preferred shares issued and outstanding;

                    (E) 2,000 preferred shares are designated as 1998 Series Convertible Preferred Stock with all of such preferred shares to be issued and outstanding in connection with the transactions contemplated by this Agreement; and

                    (F)   298,000 preferred shares are not designated.

     Foreland has no other Shares or capital stock of any class or other equity securities or equity equivalents authorized, issued or outstanding. Foreland has reserved a sufficient number of authorized shares of Common Stock for issuance pursuant to the Warrants and for conversion of the Preferred Stock. Except as set forth in Schedule 4.1, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, agreements or commitments of any character obligating Foreland to issue any Shares or securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any capital stock of Foreland. All issued and outstanding shares of the capital stock of Foreland (i) are, or shall be upon the Closing, duly authorized, validly issued, fully-paid and nonassessable, (ii) are, shall be and have been free of any preemptive rights, (iii) were not, and shall not be, issued in violation of the terms of any contract, agreement, lease, plan, instrument or other document binding on Foreland, and (iv) were and shall be issued in compliance with all applicable charter documents of Foreland and all applicable federal and state securities or "blue sky" laws and regulations.

          (c) Transfer of the Preferred Stock. Upon the consummation of the transactions contemplated hereby, EIF will acquire title to the Preferred Stock, free and clear of any and all Liens. The Preferred Stock has been, or will be prior to the Closing, duly authorized and, when issued and delivered to EIF as provided in this Agreement, will be validly issued, fully paid, and nonassessable, and the issuance of such shares will not be subject to any agreement or restriction of any kind and will not violate or contravene the terms of any contract, agreement, note, bond, mortgage, indenture, deed or trust, license, franchise, permit, lease, plan, instrument, or other document binding on Foreland.

          (d) No Conflict. Foreland has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any material provision of the certificate of incorporation of Foreland or any material provision of any agreement or instrument to which Foreland is a party or by which it is bound (except for any provision in any agreement relating to required consents to transfer) noncompliance with which would have a materially adverse effect upon EIF, upon EIF's ownership of the Preferred Stock after the Closing Date or upon any of the transactions contemplated by this Agreement or, to the knowledge of Foreland, any judgment, decree, order, statute, rule or regulation applicable to Foreland (subject to required approvals of Federal, state or other governmental agencies).

          (e) Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Foreland.

          (f) Enforceability. This Agreement has been duly executed and delivered on behalf of Foreland. This Agreement constitutes legal, valid and binding obligations of Foreland enforceable in accordance with their respective terms.

          (g) Proceedings. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or, to the knowledge of Foreland, threatened against Foreland or any of its Affiliates, or their respective properties, assets, operations or businesses, which would, singly or in the aggregate, have a material adverse effect on the business of Foreland.

          (h) Financial Statements. The financial statements of Foreland dated as of March 31, 1998 and identified on Schedule 4.1(i) hereto, (i) fairly present the assets, liabilities, and financial condition of Foreland as of the dates thereof and the results of operations of Foreland for the respective periods ended on such dates, (ii) have been prepared from the books and records of Foreland in accordance with generally accepted accounting principles consistently applied, and (iii) include all adjustments that are necessary for a fair presentation of the information shown and do not contain any items of a special or nonrecurring nature that are not identified as such. Foreland has no direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured, or otherwise ("Liability") other than Liabilities that are reflected, accrued or reserved for in the Financial Statements or arise in the ordinary course of Foreland's business consistent with past practice. The Financial Statements do not contain as of the date hereof any misstatement of material fact and does not fail to state any facts necessary (in lights of the circumstances in which they were made) to make the statements therein not misleading. Since the date of such Financial Statements, there has been no material adverse change in the assets, business, financial condition or prospects of Foreland.

          (i) Compliance with Law. Foreland is not in violation of any order, injunction, judgment, ruling, law, or regulation of any court or governmental authority applicable to the property or business of Foreland, which violation or violations in the aggregate would have a material adverse effect on Foreland. The licenses, permits and other governmental authorizations held by Foreland are valid and sufficient for the conduct of Foreland's businesses as currently conducted, except where the failure to hold such licenses, permits, and other governmental authorizations would not have a material adverse effect.

          (j) Fees. Foreland has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which EIF or Foreland shall have any responsibility whatsoever.

          IV.2 Representations and Warranties of EIF. EIF represents and warrants to Foreland as of the date hereof and as of the Closing Date as follows:

          (a) Organization. EIF is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business as currently conducted.

          (b) No Conflict. EIF has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Preferred Stock on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any material provision of the limited partnership or partnership agreement of EIF or any agreement or instrument to which EIF is a party or by which it is bound, noncompliance with which would have a materially adverse effect upon Foreland or upon EIF's acquisition or ownership of the Preferred Stock or upon any of the transactions contemplated by this Agreement, or, to the knowledge of EIF, any judgment, decree, order, statute, rule or regulation applicable to EIF (subject to required approvals of Federal, state or other governmental agencies).

          (c) Accredited Investor. EIF is an Accredited Investor as defined by Regulation D of the Securities Act of 1933, as amended.

          (d) Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of EIF.

          (e) Enforceability. This Agreement has been duly executed and delivered on behalf of EIF. This Agreement constitutes legal, valid and binding obligations of EIF, enforceable in accordance with their respective terms.

          (f) Investment Intent. EIF acknowledges that the Preferred Stock has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and that the certificates representing such shares will bear a legend to such effect. EIF is acquiring the Preferred Stock hereunder for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof and with no intention of distributing or selling any thereof except in compliance with federal or state securities laws, and will make no sale or other transfer of the Preferred Stock except in compliance with federal or state securities laws.

          (g) Fees. EIF has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Foreland shall have any responsibility whatsoever.


                                  ARTICLE V
                          OBLIGATIONS AFTER CLOSING

          V.1 Use of Proceeds. The Purchase Price shall be used for general corporate purposes as approved by the Board of Foreland.

          V.2 Transfer Taxes. Foreland shall pay all transfer, documentary, sales, use, registration, excise or similar taxes in connection with the transactions contemplated by this Agreement.

          V.3 Financial Information. Foreland shall prepare financial statements in accordance with generally accepted accounting principles consistently applied as of each March 31, June 30, September 30, and December 31 for the periods then ended. Quarterly statements shall contain consolidated financial statements including a balance sheet, statement of income, and statements of the source and application of cash flow for the period then ended. Annual statements prepared as of each December 31 and for the year period then ended shall be audited and accompanied by an opinion from an independent certified public accountant. Copies of the financial statements required by this subsection shall be furnished to EIF within 45 days after the end of each fiscal period except for the annual statements, copies of which shall be furnished within 90 days after the end of the fiscal period to which they relate.

          (a) Foreland shall, within five days after the same are sent, furnish to EIF all financial documents and reports sent or furnished to any of its lenders, or to any other security holders or creditors of Foreland, and to any state or federal governmental authority.

          (b) EIF acknowledges that, while the Financing Agreement is in place, delivery of such financial information as is required pursuant to the Financing Agreement will satisfy Foreland's obligation under this
     Section 5.3.

          V.4 Registration. In addition to any and all rights set forth in this Agreement, EIF shall have registration rights as set forth in the Registration Rights Agreement.

          V.5     Preemptive RightsV.5    Preemptive RightsV.5    Preemptive
Rights. EIF shall cause Foreland not toissue any Shares, or enter into any agreement in respect of such issuance unless

(a) the issuance has been approved as contemplated by the Articles of Incorporation and Bylaws of Foreland and this Agreement and (b) such issuance offers to EIF the right to participate proportionately, according to EIF's pro rata share, in such proposed issuance. Foreland shall provide prompt written notice of any such proposed issuance to EIF and EIF may elect to exercise the rights granted pursuant to the preceding sentence by providing written notice to Foreland within thirty (30) days after delivery to EIF of such written notice of the proposed issuance. If EIF elects to exercise its rights pursuant to this
Section 5.5, EIF shall have the right, at its option, to receive its proportion of the new issuance in the form of additional shares of any class of stock of Foreland that EIF possesses or any other Shares as are being issued at such time. If EIF fails to deliver in writing an election to so exercise such rights to Foreland within the thirty (30)-day notice period, such failure shall be deemed to be a rejection of the right of EIF to participate in the subscription and purchase of the Shares to be issued. Notwithstanding anything to the contrary in this section, EIF shall not have any rights under this Section 5.5 to subscribe to shares issued (i) pursuant to options for capital stock of Foreland existing as of the Closing Date, (ii) in connection with the Qualified Offering, (iii) in connection with a registration of any Shares in accordance with the Registration Rights Agreement, or (iv) pursuant to transactions falling within Rule 145(a) of the 1933 Act; provided that, as to (iv), such transactions are fair value transactions conducted at arms' length.

          V.6 Future Financings. EIF may, in its discretion, elect to finance acquisitions by Foreland of properties subject to EIF's normal terms and conditions.

          V.7 Further Assurances. After Closing, Foreland and EIF shall each execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to assure to the other the rights, titles, interests, estates, and privileges intended to be assigned, delivered, or reserved to such party and to consummate the transactions and to carry out their obligations under this Agreement and under any document, certificate, or other instrument delivered pursuant hereto.


                                  ARTICLE VI
                               INDEMNIFICATION

          VI.1 Indemnification by EIF. From and after the Closing Date, EIF shall defend, indemnify and save and hold harmless Foreland, its directors, officers, employees and agents against all Losses arising out of or resulting from any breach of any representation, warranty, covenant or agreement of EIF under this Agreement (including the Schedules and the Exhibits hereto or thereto).

          VI.2 Indemnification by Foreland. From and after the Closing Date, Foreland shall defend, indemnify and save and hold harmless EIF, its directors, officers, employees and agents against all Losses (a) arising out of or resulting from any breach of any representation, warranty, covenant or agreement of Foreland under this Agreement (including the Schedules and the Exhibits hereto or thereto); (b) that relate to claims or other demands by third parties with respect to any violation by Foreland of any federal or state securities laws in connection with the transactions contemplated by this Agreement; or (c) in connection with the operating of the Properties from the Closing Date.

          VI.3 Procedures. The parties hereto agree promptly to notify the other party of the making of any demand, the assertion of any claim, or the commencement of any suit, action or proceeding by any third party for which indemnity may be sought under this Agreement (an "Indemnity Obligation") prior to expending or committing to expend funds for which indemnity may be sought. The party from whom indemnification is sought (the "Indemnifying Party") shall have the right, but not the obligation, to assume the defense or settlement of any Indemnity Obligation of which the party seeking indemnification (the "Indemnified Party") gives notice; provided, however, that if the Indemnifying Party does not elect to assume such defense or settlement, the Indemnified Party shall have the right, but not the obligation, to assume such defense or settlement but shall not thereby waive any right to indemnity therefor by the Indemnifying Party pursuant to this Agreement, and the Indemnifying Party shall at all times have the right, at its option and expense, to participate fully therein. Each party shall have reasonable access to the books, records and personnel in the possession or control of the other party which are pertinent to the defense or settlement of any Indemnity Obligation. The parties shall cooperate in the defense or settlement of any Indemnity Obligation, but the party electing to assume such defense or settlement shall have full authority to determine all action to be taken with respect thereto and the terms of the settlement; provided, however, that without the consent of the Indemnified Party, no settlement shall be entered into that does not include as an unconditional term thereof the giving by the Person asserting such claims of an unconditional release of the Indemnified Party from all personal liability with respect to such claim. The Indemnified Party may join the Indemnifying Party in any suit, action or proceeding to which any such right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any such right.


                                 ARTICLE VII
                                MISCELLANEOUS

          VII.1 Survival. The representations, warranties, covenants, agreements and indemnities set forth in this Agreement shall survive the Closing; provided, however, that any claim or demand for breach of a representation or warranty under Sections 6.1 or 6.2(a) and any claim or demand under Section 6.2 must be asserted in writing on or before the one (1) year anniversary date of the Closing Date, after which date such indemnities shall expire except to the extent this Agreement expressly provides that any such provision shall survive for a longer period. If the Closing occurs, all conditions of Closing shall be deemed to have been satisfied or waived, and, after the Closing, neither party shall have any liability whatsoever to the other arising out of, resulting from or attributable to any such conditions of Closing, regardless of whether such conditions of Closing were, in fact, satisfied or waived.

          VII.2 Exhibit and Schedules. The Exhibit and Schedules referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement and its counsel has received a copy of the Exhibits and Schedules prior to and as of the execution of this Agreement.

          VII.3 Expenses. Foreland shall be responsible for payment of all expenses, including legal fees, incurred by Foreland and EIF to negotiate, document, and close the transactions contemplated hereby.

          VII.4 Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if sent by telecopier or mailed, when received by the party charged with such notice and addressed as follows:

               If to EIF:

               Energy Income Fund, L.P.
               136 Dwight Road
               Longmeadow, MA  01106
               Attn:  Robert D. Gershen
               Facsimile No.:  (413) 567-7926

               If to Foreland:

               Foreland Corporation
               12596 West Bayaud Avenue
               Suite 300
               Lakewood, CO  80228-2019
               Attn:  N. Thomas Steele
               Facsimile No.:  (303) 988-3234

     Copies of all notices (other than reports or other routine communications), which shall not constitute notice hereunder, shall be delivered to:

               Wilmer, Cutler & Pickering
               2445 M Street, N.W.
               Washington, D.C.  20037
               Attn:  Russell J. Bruemmer
               Facsimile No.:  (202) 663-6363

               - and -

               Kruse, Landa & Maycock, L.L.C.
               Eighth Floor, Bank One Tower
               50 West Broadway (300 South)
               Salt Lake City, UT  84101-2034
               Attn:  James R. Kruse, Esq.
               Facsimile No.:  (801) 359-3954

     Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

     VII.5 Amendments. Except for waivers specifically provided herein, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     VII.6 Limitation of Remedies. In no event shall either party to this Agreement be entitled to recover special or consequential damages from the other party as a result of a breach of this Agreement by such other party, including, without limitation, special damages in the nature of lost or future profits.

     VII.7 Counterparts. This Agreement may be executed by EIF and Foreland in any number of counterparts, no one of which need be executed by all parties hereto, but all of which together shall constitute one and the same instrument.

     VII.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     VII.9 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and all other agreements executed in connection herewith) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     VII.10 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective heirs, devisees, executors, administrators, successors and assigns; and except as provided in this Article VII, which is also intended to benefit and be enforceable by the Indemnified Parties, nothing contained in this Agreement, express or implied, is intended to confer upon any other Person any benefits, rights or remedies.

     VII.11 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of EIF shall operate as a waiver of or otherwise prejudice EIF's rights, powers or remedies.

     VII.12 Drafting. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement. The Parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any Party against the other.

      IN WITNESS WHEREOF, the parties hereto each has caused this Agreement to be executed by its duly authorized officer all as of the day and year first set forth above.

                    ENERGY INCOME FUND, L.P.

                    By:  EIF General Partner, L.L.C.,
                                 its General Partner


                         By:
                               Robert D. Gershen
                               A Managing Director


                    FORELAND CORPORATION


                         By:
                                N. Thomas Steele
                                President
























                                                                  SCHEDULE 4.1


The following schedule sets forth the number of shares of common stock issuable pursuant to outstanding options, warrants, calls, subscriptions, rights, agreements or commitments of any character obligating Foreland to issue any Shares or securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any Capital Stock of Foreland:



                             Shares
   Reason for Potential     Issuable
         Issuance




Preferred Stock


  1991 Series                  13,333


  1994 Series                  51,047


  1995 Series                 120,368

Options                     1,755,000




Warrants                    1,630,025




Warrants to Purchase           90,541
Preferred Stock




TOTAL ISSUABLE              3,660,314



The foregoing schedule does not include the 1998 Series Convertible Preferred Stock being sold pursuant to the Stock Purchase Agreement, warrants to purchase 500,000 shares of common stock to be granted to Energy Income Fund, L.P., pursuant to that certain First Amendment to Financing Agreement or shares issuable to Petro Source Corporation pursuant to that certain Amendment to Option and Purchase Agreement. The schedule also does not include shares that may be issuable pursuant to applicable anti-dilution provisions respecting the foregoing.